Exhibit 99.1

           SONUS NETWORKS REPORTS 2006 SECOND QUARTER REVENUE RESULTS

   COMPANY REPORTS RECORD REVENUE, STRONG GROWTH IN Q2 AND INCREASED NON-GAAP
                                  PROFITABILITY

    CHELMSFORD, Mass., Aug. 7 /PRNewswire-FirstCall/ -- Sonus Networks, Inc. (Nasdaq: SONS), a leading supplier of service provider Voice over IP (VoIP) infrastructure solutions, today reported its revenue results for the second quarter ended June 30, 2006.

    Revenues for the second quarter of fiscal 2006 were $64.4 million compared with $60.0 million in the first quarter of fiscal 2006 and $58.1 million in the second quarter of fiscal 2005. Revenues for the first six months of fiscal 2006 were $124.4 million compared with $91.7 million in the same period last year, reflecting an increase of 36%.

    "We are very pleased to report another quarter of solid execution across all aspects of the company, underscored with record revenue performance. Sonus is outpacing the market by delivering the industry's most advanced technology and an unrivaled dedication to our customers' success," said Hassan Ahmed, chairman and CEO, Sonus Networks. "In the first half of 2006, Sonus expanded its business around the world becoming a standard for IP-voice networks globally. The amount of traffic on our customers' Sonus-based networks has continued to set new levels, demonstrating the strength of our solutions and driving additional demand for our products. As leading network operators embark on new initiatives to revolutionize their networks, Sonus is proud to be their provider of choice as we strive to meet our customers' needs and provide increasing returns for our shareholders."

    Non-GAAP Financial Metrics Highlights:

    The Company is not providing detailed GAAP or non-GAAP financials for the quarter at this time because the Company has voluntarily initiated a review of the processes by which it has historically issued and accounted for employee stock options. The non-GAAP financial metrics noted below do not include associated stock-based compensation expense or any impact that may result from the stock option review.

    * First half of 2006 revenue increased 36% compared with the first half of 2005;
    * Second quarter gross margins increased modestly from the first quarter of 2006;
    * Second quarter operating expenses declined modestly as a percentage of revenue from the first quarter of 2006;
    * Second quarter net income increased meaningfully from the first quarter of 2006;
    * Deferred revenue increased $13.3 million to $115.5 million from the first quarter of 2006;
    * Cash, cash equivalents, marketable securities and long-term investments as of the end of the second quarter were $318.3 million, after repaying the Company's $10 million outstanding convertible note; and
    *    Finally, accounts receivable increased $43.9 million in the quarter.

    "Given the current focus on employee option grants by public companies, we have proactively initiated a review of our documentation and accounting for historical stock option grants. In the spirit of good corporate governance, we are voluntarily evaluating the processes we used to issue options to employees in the past to be sure they are treated properly for accounting purposes. We look forward to providing you with the full details of our financial results, which reflect Sonus' leadership position and growing profitability," continued Hassan Ahmed.

    Second Quarter Fiscal 2006 Business Highlights:

    In Q2 2006, Sonus continued to extend its leadership position around the world, particularly in Europe, partnering with some of today's most innovative providers of communications services. In the second quarter, the Company announced a multimillion dollar contract with a subsidiary of Carphone Warehouse, Opal Telecom, one of the United Kingdom's largest telecommunications network operators. Deploying a full suite of Sonus' IP Multimedia Subsystem
(IMS)-ready solutions, the Opal network is designed to reach nearly 70% of the population in the UK and to position Carphone Warehouse as a leading next generation telecommunications provider.

    Also in Europe, Sonus announced that it was selected by Interoute, owner and operator of one of Europe's most advanced IP-based telecommunications networks, for a multimillion dollar expansion of its voice network into several major markets, including Madrid, Spain and Milan, Italy. Further, Tradingcom Europe Group, Europe's leading telecommunications capacities trader, selected Sonus' IMS-ready architecture solution as the foundation for its complete, end-to-end IP-based voice network. The Sonus-based network is designed to improve Tradingcom's operating leverage from its wholesale business and broaden its market reach by delivering a new Voice over WiFi (VoWiFi) service. Finally, Telio, the fastest growing access independent VoIP provider in Europe, announced that it has selected Sonus' solutions as the foundation for its next generation IP-based network.

    In North America, Sonus announced contracts with Group of Gold Line, the largest prepaid long distance calling card provider in Canada; Neutral Tandem, Inc., the industry's premier tandem and voice peering company for competitive carriers; and TeleBermuda International Limited.

    Sonus' success and momentum to date in 2006 was recognized by third party industry research organizations Infonetics Research and Synergy Research Group. According to Infonetics, Sonus was the market share leader in several segments of the VoIP market for Q1 2006. The Company was also named the Q1 worldwide market share leader for high density media gateways by Synergy Research Group. On a regional level, Synergy Research Group reported that Sonus holds leading market share positions in both the United States and Japan. In addition, Gartner's "Magic Quadrant for Softswitch Architecture, 2006" report (Bettina Tratz-Ryan, et al, March 29, 2006), which ranks vendors in the IP-based voice industry, positioned Sonus in the "Leader" quadrant.

    In Q2, Sonus continued to drive innovation across the industry by teaming with some of the industry's most innovative companies as part of its Open Services Partner Alliance (OSPA), one of the industry's most advanced interoperability program. Sonus announced new partnerships with NMS communications to streamline the delivery of IMS-based applications and services to mobile handsets; Verint Systems Inc. to enable service providers to address interception requirements for emerging VoIP and broadband packet-data services; Netcentrex to advance consumer access to next generation voice applications; and, Atreus Systems, to deliver a fully integrated, best-in-class Self-care Access Portal that empowers service providers to automate the configuration and management of VoIP features. At Globalcomm 2006 in June, Sonus demonstrated how its own applications and services, built with Sonus' IMS application development tools, including the Sonus IMX(TM) Multimedia Application Platform, are continuing to revolutionize the communications paradigm.

    "The market is reaching a critical inflection point. The impact of IP-based voice solutions can be seen in all aspects of the telecom industry. In North America, Asia and Europe, wireless and wireline network operators, incumbents and new competitors, have all recognized that Sonus can deliver the solutions and support that will help to reshape the industry and usher in a new age of communications that goes far beyond traditional voice services," continued Ahmed. "With industry analyst forecasting that the market will grow 20% - 25% annually, Sonus is outpacing the market's growth. Given our leadership position, strong product portfolio and solid execution, this is a trend that we expect to continue, and we expect that our 2006 annual revenue growth to reflect this position."

    Voluntary Stock-based Compensation Review:

    The Company is not providing detailed GAAP or non-GAAP financials for the quarter ended June 30, 2006 today because the Company is voluntarily reviewing the processes by which it has historically issued and accounted for employee stock options. Company management and the Audit Committee of its Board of Directors are performing this review with the assistance of independent advisors. The Company will not be in a position to publish its Form 10-Q for the quarter ended June 30, 2006 until the review has been completed and the Company determines if any non-cash, stock-based compensation adjustments are necessary and the impact, if any, to its financial statements. Further, the Company does not expect that the review will be completed in time for the Company to file its Form 10-Q by August 9, 2006. As a result, the Company intends to file a Form 12b-25 with the Securities and Exchange Commission stating that it will be unable to file its Form 10-Q until its review has been completed.

    As previously scheduled, the Company will be hosting a conference call today, August 7, 2006, at 4:45 pm Eastern time to discuss its business performance in the second quarter of fiscal 2006.

    Date: Monday, August 7, 2006
    Time: 4:45 pm Eastern
    To listen via telephone:
    Dial-in number: (877) 690-6769
    International Callers: (212) 346-6513

    To listen via the Internet:

    Sonus will host a live webcast of the conference call. To access the webcast, visit http://www.sonusnet.com, Corporate, Investor Relations.

    Replay:

    A telephone playback of the call will be available following the conference and can be accessed by calling (800) 633-8284 or for international callers, please call (402) 977-9140. The reservation number for the replay is 21299405. The telephone playback will be available through Monday, August 21, 2006.

    A replay of the webcast will be also available on the Sonus Networks Investor Relations site through Tuesday, August 7, 2007. To access the replay of the webcast, visit http://www.sonusnet.com, Corporate, Investor Relations.

    About Sonus Networks

    Sonus Networks, Inc. is a leading provider of voice over IP (VoIP) infrastructure solutions for wireline and wireless service providers. With its comprehensive IP Multimedia Subsystem (IMS) solution, Sonus addresses the full range of carrier applications, including residential and business voice services, wireless voice and multimedia, trunking and tandem switching, carrier interconnection and enhanced services. Sonus' voice infrastructure solutions are deployed in service provider networks worldwide. Founded in 1997, Sonus is headquartered in Chelmsford, Massachusetts. Additional information on Sonus is available at http://www.sonusnet.com.

    This release may contain forward-looking statements regarding future events that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. Readers are referred to Item 1A "Risk Factors" of Sonus' Quarterly Report on Form 10-Q dated May 8, 2006, filed with the SEC, which identifies important risk factors that could cause actual results to differ from those contained in the forward-looking statements. Risk factors include among others: the impact of material weaknesses in our disclosure controls and procedures and our internal control over financial reporting on our ability to report our financial results timely and accurately; the unpredictability of our quarterly financial results; risks and uncertainties associated with the Company's announced review of its historical stock option grants and accounting, including any potential impact of the Company's financial statements or results, the Company's inability to timely report with the Securities and Exchange Commission, the Company's potential inability to meet NASDAQ requirements for continued listing, potential investigations or litigation arising out of the review or any restatement; risks associated with our international expansion and growth; consolidation in the telecommunications industry; and potential costs resulting from pending securities litigation against the company. Any forward-looking statements represent Sonus' views only as of today and should not be relied upon as representing Sonus' views as of any subsequent date. While Sonus may elect to update forward-looking statements at some point, Sonus specifically disclaims any obligation to do so.

    Sonus is a registered trademark of Sonus Networks. All other company and product names may be trademarks of the respective companies with which they are associated.

    This release includes certain non-GAAP financial results to assist investors and analysts in assessing our periodic operating results. The non-GAAP financial results exclude non-cash stock-based compensation expense. Non-GAAP financial results are not a substitute for GAAP results.

    Sonus uses non-GAAP financial results internally as an alternative means for assessing our results of operations. By excluding a non-cash charge such as stock-based compensation, Sonus can evaluate its operations excluding this non-cash charge and can compare its results on a more consistent basis to the results of other companies in the industry and to its operations in prior quarters where it did not include stock-based compensation expense under FAS123(R) in its GAAP results. For its internal budgeting and planning, Sonus' management uses financial statements that do not include employee stock-based compensation. Sonus' management also uses the foregoing non-GAAP results, in addition to the corresponding GAAP results, in determining objectives for compensation and bonus programs or reviewing the financial performance of Sonus.

    Non-GAAP financial results that exclude stock-based compensation expense also provide useful information to investors and analysts to more readily compare the Company's operations to prior financial results and to the financial results of other companies in the industry who similarly exclude stock-based compensation expense in non-GAAP results to investors and analysts. Because we have historically reported results that exclude stock-based compensation under FAS123(R) to the investment community, we believe the inclusion of non-GAAP numbers provides consistency in our financial reporting.

    We intend to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules and regulations.

    For more information, please contact:
    Investor Relations:                 Media Relations:
    Jocelyn Philbrook                   Sarah McAuley
    978-614-8672                        212-699-1836
    jphilbrook@sonusnet.com             smcauley@sonusnet.com

SOURCE  Sonus Networks, Inc.
    -0-                             08/07/2006
    /CONTACT: Jocelyn Philbrook, Investor Relations, +1-978-614-8672, jphilbrook@sonusnet.com, or Sarah McAuley, Media Relations, +1-212-699-1836, smcauley@sonusnet.com, both of Sonus Networks, Inc./
    /Web site: http://www.sonusnet.com /
    (SONS)